EXHIBIT 31.01A

CERTIFICATIONS PURSUANT TO

SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Peter E. Kalan, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q/A of CSG Systems International, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	October 23, 2014	/s/ Peter E. Kalan
Peter E. Kalan
Chief Executive Officer and President

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